Exhibit 99.1

TLSS Chairman Issues

Fourth Update in 2022

JUPITER, FLORIDA - (Accesswire) – August 10, 2022 - Transportation and Logistics Systems, Inc. (OTCQB: TLSS), (“TLSS” or the “Company”), a logistics service provider, is pleased to issue the following update to its stakeholders from its Chairman and Chief Executive Officer, Mr. Sebastian Giordano, his fourth communication in eight months since officially joining the Company at the beginning of the year.

Dear Valued Stockholders, Investors and Interested Third-Parties

Introduction

My goal in this communication is to provide you, as loyal supporters of the Company as well as for those who may be interested in learning more about the Company, with an update on the progress of our 2022 strategic plan and other important matters surrounding the Company’s OTCQB listing status.

Update

We are in the process of preparing to file our Form 10-Q for the second quarter ended June 30, 2022, and I fully expect to continue reporting, on time, as has been the case since I joined the Company as a consultant and set that expectation in 2020. Of course, we will summarize those results in a separate earnings focused press release to be issued simultaneously with the filing.

In addition to the foregoing, I feel it is necessary to expand on several key developments that are current and noteworthy.

M & A Activities

I previously indicated in my initial letter in January 2022 that “the balance of 2022 will be driven, to a large degree, by what transpires in Q1 related to acquisitions…” and then repeated again in subsequent communications, without any hesitation and with complete confidence, that the M&A activity up through Q2 would begin to materialize in Q3. To that end, we just announced the closing of the JFK Cartage deal on August 4, 2022, which took five weeks to complete, from signing to closing, after months of discussion, review, negotiation and due diligence. This was a high-priority transaction, when one fully understands its relationship to our current Cougar Express operation and its resolving our warehouse needs with Cougar’s approaching lease expiration. I cannot overemphasize how much this should improve our competitive advantage in that market and our overall operations and profitability in the combined Cougar/JFK business. Also, by strategically selling the assets of Shyp FX just prior to the acquisition of JFK, we were able to essentially utilize cash sale proceeds to fund the purchase price of JFK Cartage. This “swap” should give us a greater return on investment than I would have expected from Shyp FX, a business that, while modestly profitable, had limited growth potential and did not fit with our long-term strategic growth plans.

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Next, we are moving aggressively to close the Freight Connections transaction in the next several weeks, with or without obtaining the original stated financing contemplated. With the great cooperation of the seller, we have negotiated a lower upfront cash component to accelerate the closing date using a portion of our current cash resources. I must strongly note here that the seller is an excellent operator, has professed to be “all-in” on this transaction to join forces with us and would likely be a great addition to our operational leadership team. I really cannot thank him enough for his flexibility in working with us to re-structure the transaction. To me, he demonstrated his confidence and commitment to our merger. We will continue our financing process, but I had recommended and received the Board’s total support to pull out all the stops to complete this vital acquisition now, especially in light of the excess cash provided by the Shyp FX sale to help facilitate the JFK Cartage transaction.

Stock Issue

On the stock price and OTCQB front, while we do not believe that the current market price of the Company’s stock reflects the true value and potential of TLSS, the stock remains under $0.01/share. So, the Company continues to fall short of one of the many requirements it needs to maintain its status as an OTCQB listed company, a position the Company has held since August 31, 2021. Prior to that date, the Company was OTC: PINK for virtually its entire existence. We requested a 90-day extension from the OTCQB, but it was denied, which means that we remain faced with the possibility of returning to the Pink Sheets on August 21, 2022. In their response to us, the OTC indicated that, if we return to OTC Pink and then regain the $.01 threshold, we could reapply for uplist back to OTCQB.

The Board has reviewed and considered all of its remaining options at this time, and, while we could authorize a reverse stock split to retain our listing on OTCQB, we do not believe that this “defensive move”, at this time, is in the best interest of shareholders. Reverse stock splits tend to be temporary, quick fixes, with no guarantee that the stock price will remain above $.01 after exercise of this mechanism. Again, as we have announced before, we are not in favor of a reverse stock split unless it were required for a potential NASDAQ or NYSE uplist, which, if feasible, would be a major step forward for the Company.

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As CEO, it is incumbent upon me, with the support of the Board and an experienced management team, to create value in the Company through the execution of our business plan. I take that responsibility seriously and enthusiastically embrace the challenge. Real results are neither arbitrary or artificial, and I confidently stand by our ability to deliver the results that I outlined on day one. We believe that achieving those results will ultimately have a positive impact on the stock price.

Concluding Thoughts

The Board and management remain highly optimistic about the Company’s ability to meet its core objectives for 2022, especially now that we have begun closing on acquisitions. While we continue to work on multiple initiatives, we will update you, as deals progress, and/or as required by formal disclosure.

Finally, on behalf of the Board of Directors and management, we extend our sincere appreciation to all of our shareholders and look forward to your continued support.

Respectfully yours,

Sebastian Giordano

Chairman and Chief Executive Officer

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About Transportation and Logistics Systems, Inc.

TLSS, through its wholly owned operating subsidiaries, Cougar Express, Inc. and JFK Cartage, Inc., operates as a full-service logistics and transportation company.

For more information, visit the Company’s website, www.tlss-inc.com.

Forward-Looking Statements

Statements in this press release regarding the Company that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements, including, but not limited to, financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not directly or exclusively relate to historical facts. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “intend,” “plan,” “goal,” “seek,” “strategy,” “future,” “likely,” “believes,” “estimates,” “projects,” “forecasts,” “predicts,” “potential,” or the negative of those terms, and similar expressions and comparable terminology. These include, but are not limited to, statements relating to future events or our future financial and operating results, plans, objectives, expectations, and intentions. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not be achieved. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they represent our intentions, plans, expectations, assumptions, and beliefs about future events and are subject to known and unknown risks, uncertainties and other factors outside of our control that could cause our actual results, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. In addition to the risks described above, these risks and uncertainties include: our ability to successfully execute our business strategies, including integration of acquisitions and the future acquisition of other businesses to grow our company; customers’ cancellation on short notice of master service agreements from which we derive a significant portion of our revenue or our failure to renew such master service agreements on favorable terms or at all; our ability to attract and retain key personnel and skilled labor to meet the requirements of our labor-intensive business or labor difficulties which could have an effect on our ability to bid for and successfully complete contracts; the ultimate geographic spread, duration and severity of the coronavirus outbreak and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or ameliorate its effects; our failure to compete effectively in our highly competitive industry could reduce the number of new contracts awarded to us or adversely affect our market share and harm our financial performance; our ability to adopt and master new technologies and adjust certain fixed costs and expenses to adapt to our industry’s and customers’ evolving demands; our history of losses, deficiency in working capital and stockholders’ equity and our ability to achieve sustained profitability; remaining weaknesses in our internal control over financial reporting and our ability to maintain effective controls over financial reporting in the future; our remaining liabilities and indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations; unanticipated and materially adverse developments in our few remaining litigations; the impact of new or changed laws, regulations or other industry standards that could adversely affect our ability to conduct our business; and changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural or man-made disasters.

These forward-looking statements represent our estimates and assumptions only as of the date of this release and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this letter. Given these uncertainties, you should not place undue reliance on these forward-looking statements and should consider various factors, including the risks described, among other places, in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the Securities and Exchange Commission.

Investor Relations:

Landon Capital

Keith Pinder

(404) 995-6671

kpinder@landoncapital.net

www.landoncapital.net

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